EXHIBIT 99

WOLVERINE WORLD WIDE, INC.
ANNOUNCES STRATEGIC
SOURCING REALIGNMENT

          Rockford, Michigan-- July 12, 2000-- Wolverine World Wide, Inc. (NYSE:WWW) today announced the planned closing of several of its manufacturing facilities in the U.S., Canada, Puerto Rico and Costa Rica. This realignment is the result of a global review of the Company's owned and contract factory capacity initiated by the Company's President and newly appointed CEO, Timothy J. O'Donovan.

          "Wolverine World Wide has a long and proud heritage as a leading global footwear manufacturer and while we intend to continue that tradition, it must be on a scale that reflects the realities of today's market conditions. The rapid change in footwear fashions worldwide requires that we move faster and adopt a more flexible and consumer driven mindset. Accomplishing these objectives will require closing our facilities in Malone, NY; Kirksville, MO; Aguadilla, Puerto Rico; San Jose, Costa Rica; and Ontario Canada."

          "While this is a difficult decision, we have developed a new strategic plan that consolidates our operations into our remaining profitable facilities and focuses our efforts on a narrower range of product. This strategic move will also allow the Company to take full advantage of sophisticated global sourcing alternatives."

          "By rationalizing our mixed of sourced and owned production, we ensure our ability to provide competitively priced products and high service levels to our domestic and international customers."

          "This realignment will require non-recurring charges that, after related tax benefits, will range from $24 to $28 million. It is expected that these charges will be incurred predominately in the third and fourth quarters of 2000. Approximately 1,400 employees (25% of our workforce) will be affected by these closings, which will take place over the next several months."

          O'Donovan concluded by stating that this realignment will result in the elimination of fixed costs and the reduction of inventories, which should strengthen margins and provide additional funds needed to support marketing programs for the Company's brands. He noted that the Company would actively seek buyers for the affected factories.

          Wolverine World Wide, Inc. manufactures and markets a wide variety of branded footwear and performance leathers. Major branded products of the Company include: Bates® Uniform Footwear; Caterpillar ® Footwear; Coleman® Footgear; Harley-Davidson® Footwear; Hush Puppies® shoes, slippers, and accessories; HYTEST® safety footwear; Merrell® performance outdoor footwear; Wolverin e® work, sport and rugged outdoor footwear, apparel and accessories; and Wolverine® All Season Weather Leathers™. The Company's premier comfort technologies include: Air Paradise™, Bounce®, Comfort Curve ®, Wolverine DuraShocks® and DuraShocks Motion Control™, Wolverine Fusion™ and Zero-G™.

          Please refer to the information provided below relating to the forward-looking statements contained in this press release.

          This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the footwear business, world-wide economies and the Company itself. Statements, including those relating to: results, costs, savings, timing and benefits of the strategic realignment; reduction of fixed costs and inventories; future growth; margin improvement; continuing production, profitability, service levels and competitiveness of footwear produced at owned facilities; support of marketing programs; expected government actions; and availability of global sourcing alternatives, are forward-looking statements. In addition, words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "is likely," "plans," "predicts," "projects," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements.

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          Risk Factors include, among others, the following: changes in consumer preferences or spending patterns; cost and availability of inventories, services, labor and equipment furnished to the Company; cost and availability of contract manufacturers; the impact of competition and pricing; changes in existing or potential duties, tariffs and quotas; changes in government or regulatory policies, technological developments; changes in local, domestic or international economic and market conditions; changes in weather patterns; changes due to the growth of internet commerce; the ability of the Company to manage and forecast its growth and inventories; changes in business strategy or development plans; and the ability to attract and retain qualified personnel. These matters are representative of the Risk Factors that could cause a difference between an ultimate actual outcome and a forward-looking statement. Historical operating results are not necessarily indicative of the results that may be expected in the future. The Risk Factors included here are not exhaustive. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

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